Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158495 and No. 333-76566) of Xfone, Inc. of our report dated March 30, 2010 relating to the consolidated financial statements of Xfone, Inc. as of and for the year ended December 31, 2009, which appears in this Annual Report on Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP
Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
March 30, 2010